                                                            EXHIBIT 23.1
                                                            ------------





                                March 16, 1998


American Educational Products, Inc.
6550 Gunpark Drive, Suite 200
Boulder, Colorado 80301

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Form S-8 Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by American Educational Products, Inc., a Colorado corporation (the "Company"), in connection with the offering by the Company of up to 186,300 shares of Common Stock, $.05 par value, under the 1997 Stock Incentive Plan as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,



                                   Clifford L. Neuman

CLN:ms